AMENDMENT OF EMPLOYMENT AGREEMENT

               This Amendment of Employment Agreement ("Amendment") is made and entered into as of February 3, 2003 by and between Computer Sciences Corporation, a Nevada corporation (the "Company"), and Van B. Honeycutt, Chairman and Chief Executive Officer of the Company ("Executive"), for the purpose of amending the Employment Agreement dated as of May 1, 1999 (the "Effective Date") by and between the Company and Executive (the "Employment Agreement").

               WHEREAS, the Employment Agreement currently provides for an initial term of four years from the Effective Date, with an automatic extension for one additional four-year period (the "Single Automatic Extension"); and

               WHEREAS, upon the terms and conditions set forth herein, the Company and Executive desire to amend the Employment Agreement to provide that the Single Automatic Extension is for a seven-year, rather than a four-year, period;

               NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth herein, the parties hereto hereby agree that the Employment Agreement shall be amended as follows, effective as of the date hereof:

1.	Section 1, Term of Employment; Duties, paragraph (a), which currently reads in its entirety as follows:
	"(a)	As used herein, the phrase "Term of Employment" shall mean the period commencing on the Effective Date and ending on the earliest to occur of the fourth anniversary of the Effective Date or the date of termination of the Executive's employment in accordance with any one of Sections 6(a) through 6(e) below; provided, however, that the Term of Employment shall be automatically extended without further action of either party for one additional four-year period (the "Single Automatic Extension") unless written notice of either party's intention not to extend has been given to the other party hereto at least 60 days prior to the expiration of the effective Term of Employment; provided further that the Term of Employment may be extended after the Single Automatic Extension, by action of the Company's Board of Directors approving the terms and conditions of an offer of any such extension and giving written notice to Executive of such offer at least 60 days prior to the expiration of the then effective Term of Employment, followed by Executive's acceptance of such offer within such time as may be provided by the Board as a condition of such offer."

shall be amended so that the phrase "four-year period" is replaced with "seven-year period."
2.	Section 6, Termination of Employment, paragraph (d), Termination Without
Cause or for Good Reason, subparagraphs (ii) and (iv), which currently read in their entirety as follows:
	"(ii)	a lump sum severance payment in an amount equal to the lesser of three

(3) or the number of years (including fractions thereof) by which the termination precedes Executive's 62nd birthday times his Base Salary, as in effect immediately prior to the delivery of notice of termination, plus the lesser of three (3) or the number of years (including fractions thereof) by which the termination precedes Executive's 62nd birthday times Executive's average annual cash incentive compensation bonus over the three most recent fiscal years preceding the year in which the date of termination occurs for which such a bonus was paid or deferred or for which the amount of such a bonus, if any, was determined, payable in a single installment promptly following Executive's termination;"

	"(iv)	continuation of coverage by the benefits provided in Section 3 above,

including, without limitation, all medical and hospitalization (including dependent coverage), life, accident and disability protection, maintained for Executive's benefit immediately prior to the date of Executive's termination, for a period thereafter equal to the lesser of three (3) years or the number of years (including fractions thereof) by which the termination precedes Executive's 62nd birthday (followed by an 18-month period of COBRA continuation), provided that if Executive is ineligible under the terms of such benefit plans or programs to be covered, the Company shall provide Executive with substantially equivalent coverage through other sources or will provide Executive with a lump sum payment in such amount that after all taxes on that amount shall be equal to the cost to Executive of providing himself such benefit coverage, and"

shall be amended so that each time the phrase "62nd birthday" occurs, it is replaced with "65th birthday."

               IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the day and year first above written.

COMPUTER SCIENCES CORPORATION

By: /s/ Hayward D. Fisk Vice President, General Counsel and Secretary

/s/ Van B. Honeycutt VAN B. HONEYCUTT